UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2008

Commission File Number 000-51762

ALTERNATIVE ENERGY SOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-3038728 (I.R.S. Employer Identification Number)

310 W. 20th Street, KCMO 64108
(816) 842-3835
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 14, 2008, Alternative Energy Sources, Inc. (the “Company”) issued a press release, attached as Exhibit 99.1 and incorporated herein, announcing that on January 9, 2008 it entered into a Management Services Agreement (the “Agreement”) with the potential acquiror previously announced.

The Board, following the recommendation of the Special Committee of the Board, approved, and the Company has entered into, a Management Services Agreement with the potential acquiror pursuant to which the Company will provide a range of services to the potential acquiror, as outlined in the Agreement, for a fee of $125,000 per month during the term of the Agreement. The Agreement is terminable upon written notice by either party.

This description of the Agreement is qualified by reference to the full text of the Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

The following exhibits are filed with or incorporated as part of this report as required by Item 601 of Regulation S-K:

10.1	Management Services Agreement with potential acquiror dated January 9, 2008.
99.1	Press release of Alternative Energy Sources, Inc. dated January 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2008	ALTERNATIVE ENERGY SOURCES, INC.

By:
/s/Mark Beemer Name: Mark Beemer
Title: Chief Executive Officer

EXHIBIT INDEX

10.1	Management Services Agreement with potential acquiror dated January 9, 2008.
99.1	Press release of Alternative Energy Sources, Inc. dated January 14, 2008.